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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

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                                   JURISDICTION OF
                                    INCORPORATION
                                         OR
SUBSIDIARY NAME                     ORGANIZATION       DOING BUSINESS AS
------------------------------------------------------------------------------------------
4200217 Canada Inc.                    Canada
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9022-3751 Quebec Inc.                  Quebec          MAAX Cookshire
                                                       Imperial Woodcraft
                                                       Boiseries Imperial
                                                       Boiserie Imperial Woodcraft
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Aker Plastics Company, Inc.             Indiana         MAAX Valdosta
                                                       MAAX Plymouth
                                                       MAAX Martinsburg
                                                       MAAX Marion
                                                       Southeast Division
                                                       MAAX Cedar Glas Manufacturing
                                                       MAAX Industries Southeast
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Cuisine Expert - C.E. Cabinets Inc.    Canada          MAAX Laval
                                                       Cuisine Expert
                                                       Cuisine Expert LTEE
                                                       Cuisine Express
                                                       Cuisine Instant
                                                       Novak Anjou
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Halero B.V.                            Netherlands
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MAAX Canada Inc.                       Canada          MAAX Canada Inc. Division Beauce
                                                       MAAX Canada Inc. Division Lachine
                                                       MAAX Canada Inc. Division Manhattan
                                                       MAAX Beauce
                                                       MAAX Lachine
                                                       MAAX Anjou
                                                       MAAX Airdrie
                                                       MAAX Armstrong
                                                       Northeast Division
                                                       Lachine Division
                                                       Manhattan
                                                       Valley
                                                       Western Canada Division
                                                       Westco
                                                       Acrylica
                                                       Fibre De Verre Moderne
                                                       Axam
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

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                                                       MAAX Corporate
                                                       Intermax
                                                       MAAX Inc.
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MAAX Holding Co.                       Delaware
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MAAX-Hydro Swirl                       Washington      MAAX Bellingham
Manufacturing Corp.                                    MAAX Elk Grove
                                                       Western Regions Division
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MAAX-KSD Corporation                   Pennsylvania    MAAX West Berlin
                                                       MAAX Southhampton
                                                       MAAX Riviera Beach
                                                       MAAX Ontario
                                                       Keystone
                                                       MAAX KSD Corp.
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MAAX LLC                               Delaware
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MAAX Europe Holding B.V.               Netherlands
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MAAX Hungary Services Limited          Hungary
Liability Company
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MAAX Luxembourg S.A.R.L.               Luxembourg
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MAAX (2004) LLC                        Delaware
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MAAX Midwest, Inc.                     Indiana         MAAX Bremen
                                                       Midwest Division
                                                       Housing Products Industries
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MAAX Spas (Arizona), Inc.              California      MAAX Spas Chandler
                                                       Coleman Spas
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MAAX Spas (B.C.) Inc.                  Canada
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MAAX Spas (Ontario) Inc.               Canada          MAAX Spas Beamsville
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Pearl Baths, Inc.                      Minnesota       MAAX Minneapolis
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SaniNova B.V.                          Netherlands
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